Exhibit 23.1a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-40506 on Form S-8 of Frequency Electronics, Inc. of our report dated June 16, 2010 relating to our audit of the financial statements and supplemental schedules of the Frequency Electronics, Inc. 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2009.

/s/EISNER LLP
EISNER LLP

New York, New York
June 16, 2010